UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2009

Date of Report (Date of earliest event reported)

Commission File Number: 333-153534

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, California 90064

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation.

     On May 6, 2009, Platinum Studios, Inc. (the “Company”) entered into a series of agreements with its Chief Executive Officer, Scott Mitchell Rosenberg. Among these agreements, the parties entered into: (1) a Security Agreement (Exhibit 10.4); (2) a Credit Agreement (Exhibit 10.5); (3) a Trademark Security Agreement (Exhibit 10.6); (4) a Copyright Security Agreement (Exhibit 10.7); (5) a Secured Promissory Note in the amount of $400,000 (Exhibit 10.8); (6) a Secured Promissory Note in the amount of $2,000,000 (Exhibit 10.9) and; (7) an Unsecured Promissory Note in the amount of $1,664,835 (Exhibit 10.10) .

     Pursuant to these agreements, the Company acknowledged that Mr. Rosenberg had previously loaned the Company approximately $4 Million and he agreed to loan the Company an additional $400,000. These additional funds would only become available upon the Company’s granting of a security interest in all of the Company’s assets to Mr. Rosenberg. The security interests granted cover a total of $2.4 million in debt owed by the Company to Mr. Rosenberg. The promissory notes described above are convertible into shares of the Company’s common stock with anti-dilution provisions and also granted warrants for 25 million shares of common stock to Mr. Rosenberg. The warrants have an exercise price of $0.048 per share.

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.4	Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.5	Credit Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.6	Trademark Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.7	Copyright Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.8	Secured Promissory Note in the amount of $400,000 issued to Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.9	Secured Promissory Note in the amount of $2,000,000 issued to Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.10	Unsecured Promissory Note in the amount of $1,664,835 issued to Scott M. Rosenberg, dated May 6, 2009
Exhibit 10.11	Form of Warrant issued to Scott M. Rosenberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2009

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg

Scott Mitchell Rosenberg

Chief Executive Officer